Exhibit 99.1

Nora Denzel Joins Saba’s Board of Directors

Industry Veteran from Intuit Brings Cloud, Marketing and Global Operational Expertise to Saba

Redwood Shores, CA, September 22, 2011 – Saba (NASDAQ:SABA), the premier People Cloud provider, today announced the addition of Nora Denzel to Saba’s Board of Directors.

Nora Denzel brings over 25 years of experience to the Saba Board. Currently, she is the Senior Vice President of Marketing at Intuit, (NASDAQ: INTU) which provides cloud financial management software and services to consumers and small businesses.

Prior to her experience at Intuit, Denzel served as the Senior Vice President of Software at HP, Senior Vice President of Product Operations at Legato Systems (now EMC), and held several engineering, marketing and executive positions at IBM.

“We welcome Nora to Saba’s Board of Directors. She brings marketing and operational expertise to Saba’s Board,” said Bobby Yazdani, Founder and CEO of Saba. “Nora will be a critical asset to the Saba Board as we continue to develop and gain market share with our Saba People Cloud technology and meet the growing demand for organizations looking to create the transformative workplace.”

“I am pleased to be joining the Board of Directors of Saba at such a progressive time in its history,” said Nora Denzel. “Saba’s cloud applications and vision are very intriguing. I look forward to contributing to the Board, drawing from my past experience and also sharing in new experiences working with social and mobile technologies.”

Supporting Resources:

•	Saba People Cloud Applications: www.saba.com
•	Follow the Saba blog: http://www.saba.com/blogs/
•	Follow Saba on Twitter: @SabaSoftware

About Saba

Saba (NASDAQ: SABA) enables organizations to build a transformative workplace that leverages the advent of social networking in business and the ubiquity of mobile to empower an organization’s most mission-critical assets – its people. The company provides a unified set of People Cloud Applications including learning management, talent management, enterprise social networking and real-time collaboration delivered through the Saba People Cloud. Saba solutions help organizations leverage their people networks to become more competitive through innovation, speed, agility, and trust.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Saba’s solutions are underpinned by global services capabilities and partnerships encompassing strategic consulting, comprehensive implementation services, and ongoing worldwide support. Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791. SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Saba’s ability to continue to develop and gain market share with the Saba People Cloud technology, the growth in demand for organizations looking to create a more transformative workplace, and Saba’s ability to meet this demand. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements and potential software defects. Readers should also refer to the section entitled “Risk Factors” in Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

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Contact:	Aly Kline
Saba
PR Associate
(650)581-2593
akline@saba.com